UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

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MULTI-MANAGER FUNDS

INFORMATION STATEMENT	AUGUST 12, 2022

Dear Northern Funds Investor:

As you know, we continually monitor and manage the sub-advisers in the Multi-Manager Emerging Markets Debt Opportunity Fund (the “Fund”). A dedicated team of investment professionals evaluates the sub-advisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that the Fund’s sub-advisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have added one new sub-adviser to the Fund.

The Fund utilizes sub-advisers with distinct investment approaches. The Board of Trustees of the Northern Funds (the “Board”) has approved the appointment of MetLife Investment Management, LLC (“MIM”) to sub-advise a portion of the Fund, which became effective on June 8, 2022. The Board made this decision, based upon Northern Trust Investments, Inc.’s (“NTI”) recommendation that MIM would diversify and complement the Fund’s other sub-advisers to help the Fund achieve its risk-return objectives.

Please take a moment to read the enclosed Information Statement that describes the changes discussed above. We believe that these changes are in the best interests of the Fund and its shareholders and assure you that we will continue to closely monitor the Fund’s sub-advisers. If you have any questions about your investment in the Fund, please contact your financial advisor or call (800) 595-9111.

Best regards,

Christopher E. Vella, CFA

Senior Vice President

Northern Trust Investments, Inc.

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	800-595-9111	WWW.NORTHERNTRUST.COM/FUNDS

Northern Funds Distributors, LLC, not affiliated with Northern Trust.

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

NORTHERN FUNDS—MULTI-MANAGER EMERGING MARKETS DEBT OPPORTUNITY FUND

This Information Statement is being provided to the shareholders of the Multi-Manager Emerging Markets Debt Opportunity Fund (the “Emerging Markets Debt Opportunity Fund” or the “Fund”), a series of Northern Funds, a Delaware statutory trust (the “Trust”), pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the U.S. Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment adviser to terminate sub-advisers, and to engage and enter into and materially amend existing sub-advisory agreements, upon the approval of the Board of Trustees (the “Board” or the “Trustees”) of the Trust, without obtaining shareholder approval. We are NOT asking you for a proxy and you are requested NOT to send us a proxy.

The Information Statement will be available on the Trust’s website at northerntrust.com/informationstatements until November 10, 2022. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on July 20, 2022 are entitled to receive this Information Statement. A Notice of Availability of this Information Statement is being sent to shareholders of the Fund on or about August 12, 2022.

NTI and the Management Agreement

Northern Trust Investments, Inc. (“NTI”), an indirect subsidiary of Northern Trust Corporation (“NTC”), serves as the investment adviser for the Fund and is responsible for its overall management and administration. NTI is responsible for providing investment advisory services, including making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Fund and for providing administration services under a Management Agreement dated June 30, 2014, as amended, between the Trust, on behalf of the Fund, and NTI (the “Management Agreement”). The Board supervises the investment advisory services. The Management Agreement also permits NTI, subject to approval by the Board, to delegate to one or more sub-advisers any or all of its portfolio management responsibilities under the Management Agreement pursuant to a written agreement with each sub-adviser, subject to the Order. NTI has delegated substantially all its portfolio management responsibilities for the Fund to sub-advisers, with the exception of cash management services for the Fund. NTI remains responsible for supervision and oversight of the portfolio management services performed by the sub-advisers, including compliance with the Fund’s investment objective and policies. Shareholders of the Fund approved the Management Agreement at a special meeting of shareholders on May 19, 2014.

NTI is entitled to a management fee as compensation for its advisory services and administration services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of the Fund’s average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS

Emerging Markets Debt	0.85%	First $1.5 Billion
Opportunity Fund	0.825%	Next $1 Billion
	0.80%	Over $2.5 Billion

MetLife Investment Management, LLC and the MIM Agreement

THE MIM AGREEMENT. At a meeting of the Board held on May 18, 2022 (the “Meeting”), the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Independent Trustees”), voting separately, approved a new sub-advisory agreement (the “MIM Agreement”) with respect to the Emerging Markets Debt Opportunity Fund between NTI and MetLife Investment Management, LLC (“MIM”). Under the MIM Agreement, MIM began managing a portion of the Fund’s assets effective on June 8, 2022. The Fund’s other assets are currently allocated among Ashmore Investment Management Limited and Global Evolution USA, LLC, (together, the “Other Sub-Advisers”), each of which manages a portion of the Fund’s assets. NTI recommended that the Board approve the MIM Agreement based on its evaluation of MIM’s investment advisory operations and capabilities and the anticipated synergy of its investment style with that of the Other Sub-Advisers.

The MIM Agreement provides that MIM shall, subject to the supervision and oversight of NTI, manage the investment and reinvestment of the portion of the Emerging Markets Debt Opportunity Fund’s assets that NTI may allocate to MIM. The MIM Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, MIM shall use its best judgment to obtain the best overall terms available, and (ii) with respect to all other securities, MIM shall attempt to obtain the best net price and execution. Generally, in assessing the best overall terms available for any transaction, MIM shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available

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and in selecting the broker or dealer to execute a particular transaction, MIM may consider the brokerage and research services provided to the Emerging Markets Debt Opportunity Fund and/or other accounts over which MIM or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.

The MIM Agreement provides that MIM, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Emerging Markets Debt Opportunity Fund with those to be sold or purchased for other fiduciary or agency accounts managed by MIM in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to all other securities. In such an event, MIM will allocate the securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most fair and equitable over time to the Emerging Markets Debt Opportunity Fund and to its other accounts. The MIM Agreement permits MIM, at its discretion but subject to applicable law, to select the executing broker or dealer among multiple brokers or dealers offering comparable execution and price, on the basis of MIM’s opinion of the reliability and quality of the broker or dealer.

The MIM Agreement provides that MIM shall not be liable for any loss arising out of any portfolio investment or disposition thereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The MIM Agreement also provides that NTI will indemnify MIM against certain liabilities and expenses, except that MIM shall not be indemnified for any liability or expenses that result from MIM’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of MIM’s reckless disregard of its duties under the MIM Agreement or violation of applicable law.

Generally, the Board or holders of a majority of outstanding voting securities of the Emerging Markets Debt Opportunity Fund may terminate the MIM Agreement without penalty at any time. NTI may terminate the MIM Agreement immediately upon notice to MIM. The MIM Agreement terminates automatically in the event of an assignment as defined in the 1940 Act or upon termination of the Management Agreement. The MIM Agreement also may be terminated by MIM upon 60 days’ written notice to NTI and the Trust.

The material terms of the MIM Agreement are substantially the same as the terms of the sub-advisory agreement with the other sub-advisers to the Emerging Markets Debt Opportunity Fund, except for the sub-advisory fees. The addition of MIM to the Emerging Markets Debt Opportunity Fund has had no impact on the investment management fees charged to the Emerging Markets Debt Opportunity Fund or the fees paid by its shareholders, because the fees paid by NTI to the Emerging Markets Debt Opportunity Fund’s sub-advisers are deducted from the fees paid by the Emerging Markets Debt Opportunity Fund to NTI.

INFORMATION ABOUT MIM. MIM began managing a portion of the Fund effective on June 8, 2022. MIM was founded in 2006 and has its principal place of business at One MetLife Way, Whippany, New Jersey 07981. MIM is an indirect wholly owned subsidiary of MetLife, Inc., located at 200 Park Avenue, New York, New York, 10166. MIM provides public fixed income, private capital, and real estate investment solutions to institutional investors worldwide. MIM’s Emerging Market – Corporate Bond strategy focuses on security selection, currency selection and country selection by applying bottom-up security selection within a framework that provides a top-down macroeconomic overlay. As of June 30, 2022, MIM had approximately $590.09 billion in assets under management.

PRINCIPAL EXECUTIVE OFFICERS. Set forth below is a list of each executive officer of MIM indicating position(s) held with MIM. The address of each individual is c/o MIM at the address noted above.

NAME	POSITION(S) HELD WITH MIM

Steven Goulart	President and Chief Executive Officer

Israel Grafstein	Chief Compliance Officer

Hugh McCrory	Chief Legal Officer and Secretary

Robert Merck	Manager

Joseph Pollaro	Chief Operating Officer

Michael Yick	Treasurer and Chief Financial Officer

OTHER ADVISORY CLIENTS. MIM does not act as investment adviser to any other mutual funds registered under the 1940 Act, with similar investment objectives as the Emerging Markets Debt Opportunity Fund.

Approval of MIM Agreement

TRUSTEES’ CONSIDERATIONS IN APPROVING THE MIM AGREEMENT. Below is a summary of the factors considered by the Board in its review of the MIM sub-advisory agreement at the Meeting. The Trustees, including all of the Independent Trustees, reviewed and discussed information and written materials from NTI about MIM, including: (i) the nature, extent and quality of the investment advisory services to be provided by MIM, and the experience and qualifications of the personnel proposed to

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INFORMATION STATEMENT

provide such services; (ii) MIM’s financial condition, history of operations and ownership structure; (iii) MIM’s brokerage and soft dollar practices; (iv) MIM’s investment strategies and styles of investing; (v) MIM’s performance history with respect to accounts or funds managed similarly to the Emerging Markets Debt Opportunity Fund and hypothetical Fund performance assuming MIM had previously been a sub-adviser to the Fund; (vi) information with respect to MIM’s risk management and cybersecurity programs; (vii) MIM’s compliance policies and procedures (including its code of ethics), and the Trust’s Chief Compliance Officer’s (the “CCO”) evaluation of such policies and procedures; (viii) material litigation, investigations, proceedings or actions (if any); (ix) any potential conflicts of interest in managing the Emerging Markets Debt Opportunity Fund, including MIM’s financial or business relationships with NTI and its affiliates; and (x) the proposed terms of the MIM Agreement. The Trustees considered NTI’s discussion of the reasons that NTI was proposing MIM be added as a sub-adviser to the Emerging Markets Debt Opportunity Fund, including reasons NTI believes that MIM may contribute to the performance of the Emerging Markets Debt Opportunity Fund. The Trustees discussed the proposed allocation of assets among MIM and the other sub-advisers to the Emerging Markets Debt Opportunity Fund.

In evaluating the MIM Agreement, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision, and each Trustee may have attributed different weight to different factors. However, the Trustees relied upon the recommendations and performance evaluations of NTI with respect to MIM.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by NTI with respect to MIM’s operations, qualifications, performance and experience in managing the type of strategy for which MIM was proposed to be engaged in connection with the Emerging Markets Debt Opportunity Fund. The Trustees considered NTI’s evaluation of MIM’s potential to contribute to the Emerging Markets Debt Opportunity Fund’s returns. The Trustees reviewed the CCO’s evaluation of MIM’s compliance program and code of ethics, noting that the CCO believed the program to be reasonably designed to prevent the violation of federal securities laws. The Trustees concluded that MIM was able to provide quality services to the Emerging Markets Debt Opportunity Fund.

Fees, Expenses and Performance

With respect to the sub-advisory fees, the Trustees considered that MIM would be paid by NTI out of NTI’s management fees and not by the Emerging Markets Debt Opportunity Fund. The Trustees believed, based on NTI’s representations, that the MIM Agreement had been negotiated at arm’s-length between NTI and MIM. The Trustees considered comparisons of MIM’s fees at various asset levels of the Emerging Markets Debt Opportunity Fund and in relation to the other sub-advisers to the Emerging Markets Debt Opportunity Fund. The Trustees compared MIM’s fees in relationship to its standard fee schedule for accounts in the strategy. Finally, the Trustees considered NTI’s representations that the fees to be paid to MIM were reasonable in light of the anticipated quality of the services to be performed by it.

The Trustees considered the expected impact on profitability to NTI of the Emerging Markets Debt Opportunity Fund before and after the addition of MIM. These comparisons showed that NTI’s profitability would slightly decrease at current asset levels after the addition of MIM. The Trustees did not consider MIM’s projected profitability because NTI would be paying MIM out of the management fee that NTI received from the Emerging Markets Debt Opportunity Fund. The Trustees therefore believed that NTI had an incentive to negotiate the lowest possible sub-advisory fees.

The Trustees considered and evaluated MIM’s performance information with respect to its other accounts using an investment strategy similar to the strategy that MIM proposes to use in managing a portion of the Emerging Markets Debt Opportunity Fund’s assets, and NTI’s evaluation of that performance. The Trustees reviewed reports prepared by NTI showing the hypothetical performance of MIM over various time periods if MIM had been a sub-adviser to the Emerging Markets Debt Opportunity Fund along with the other sub-advisers to the Fund. The Trustees considered MIM’s performance record in the strategy for which it was being engaged against other relevant performance benchmarks.

Based upon the information provided, the Trustees concluded that the proposed fees and expenses associated with adding MIM as a sub-adviser were reasonable and consistent with those that would be obtained through arms-length negotiations, and that MIM’s performance record in its strategy was generally satisfactory.

Economies of Scale

The Trustees considered information prepared by NTI that showed the impact on NTI’s net management fee (after payment of sub-advisory fees) at various asset levels. They took into account the levels of aggregate sub-advisory fees at various asset levels, including a breakpoint in the sub-advisory fee structures. However, the Trustees generally considered economies of scale with respect to the Emerging Markets Debt Opportunity Fund primarily at the management fee level given that NTI would be paying MIM out of its management fee. The Trustees noted that

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MIM had a breakpoint in its sub-advisory fee structure. Accordingly, the Trustees concluded that the proposed fee arrangement with MIM at current and projected assets levels for the Emerging Markets Debt Opportunity Fund would be appropriate.

Fall Out and Other Benefits

The Trustees considered other potential benefits to be derived by MIM as a result of its relationship with the Emerging Markets Debt Opportunity Fund. For example, the Trustees noted that MIM may obtain reputational benefits from the success of the Emerging Markets Debt Opportunity Fund or other series of the Trust. The Trustees considered the other relationships that MIM had with NTI or its affiliates. The Trustees concluded that, based on the information provided, any such potential benefits were immaterial to its consideration and approval of the MIM Agreement.

Conclusion

The Trustees reviewed with independent legal counsel to the Independent Trustees the legal standards applicable to their consideration of the MIM Agreement. Based on the Trustees’ review and deliberations, which included consideration of each of the factors referenced above and the recommendations by NTI, the Trustees, including the Independent Trustees, concluded that the proposed fee to be paid to MIM was fair and reasonable in light of the services to be provided by it and the Trustees unanimously approved the MIM Agreement.

Additional Information

MANAGEMENT AND SUB-ADVISORY FEES. For the fiscal year ended March 31, 2022, the Emerging Markets Debt Opportunity Fund paid management fees to NTI, and NTI paid sub-advisory fees to the Fund’s sub-advisers, in the aggregate amounts and as a percentage of the Fund’s average daily net assets, set forth in the chart below.

FUND	MANAGEMENT FEES PAID TO NTI BY FUND		SUB-ADVISORY FEES PAID TO SUB-ADVISERS BY NTI

Emerging Markets Debt Opportunity Fund	$1,066,649	0.78%	$673,813	0.50%

As of July 20, 2022, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of each Fund.

No brokerage commissions were paid by the Fund to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Fund for the fiscal year ended March 31, 2022.

INFORMATION ABOUT NTI. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. NTI is an indirect subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

INFORMATION ABOUT THE DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, ME 04101, serves as the Fund’ distributor. NTI acts as administrator for the Fund. The Northern Trust Company (“TNTC”), located at 50 South LaSalle Street, Chicago, IL 60603, serves as transfer agent, custodian and sub-administrator to the Fund.

SHAREHOLDER REPORTS. The Fund will furnish, without charge, copies of their annual reports dated March 31, 2022 and semi-annual reports dated September 30, 2021 to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, IL 60675-5986, by telephone at (800) 595-9111, or by e-mail at northern-funds@ntrs.com. Copies of the Fund’ annual reports, semi-annual reports and other documents are also available on the Funds’ website: northerntrust.com/funds.

SHARE OWNERSHIP INFORMATION. As of July 20, 2022, the record date for shareholders receiving this Information Statement, the Emerging Markets Debt Opportunity Fund had 10,987,688,859 shares outstanding.

As of July 20, 2022, TNTC and its affiliates held of record more than 25% of the outstanding shares of the Fund as agent, custodian, trustee or investment adviser on behalf of their customers. As of July 20, 2022, the names and share ownership of the entities or individuals (whose mailing address, unless otherwise indicated, is: c/o The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60603) that held of record or beneficially owned 5% or more of the outstanding shares of the Emerging Markets Debt Opportunity Fund were as follows:

NAME OF FUND	NAME OF ENTITY OR INDIVIDUAL	NUMBER OF SHARES	% OF FUND

Emerging Markets Debt Opportunity Fund	The Northern Trust Company Pension Trust	3,054,538	27.80%

	Hubbell Incorporated Master Pension	2,988,341	27.20%

	Archdiocese of Galveston — Houston 1700 San Jacinto St. Houston, TX 77002	847,843	7.72%

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NAME OF FUND	NAME OF ENTITY OR INDIVIDUAL	NUMBER OF SHARES	% OF FUND

	BRP Directed Retirement Trust	830,218	7.56%

	Schnucks Outstate Pension Plan Trust	811,559	7.39%

	Airline Pilots Association FedEx Pilots Post-Medicare Retiree Health Plan Trust P.O. Box 1169 Herndon, VA 20172	725,688	6.60%

	Airline Pilots Association Hawaiin Pilots Post Medicare Health Plan VEBA Trust P.O. Box 1169 Herndon, VA 20172	580,042	5.28%

	Bear Paw Assets LLC P.O. Box 2607 Havre, MT 59501	635,858	5.79%

As of July 20, 2022, no other entities or individuals held of record or beneficially owned 5% or more the outstanding shares of the Emerging Markets Debt Opportunity Fund.

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Information Statement, the Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders. Meetings of shareholders of the Trust, or any series or class thereof, may be called by Trustees, certain officers or upon the written request of holders of 10% or more of the shares entitled to vote at such meeting. The power to call a vote with respect to shareholders of the Fund is vested exclusively in the Board. To the extent required by law, the Trust will assist in shareholder communications in connection with a meeting called by shareholders. The shareholders of the Trust will have voting rights only with respect to the limited number of matters specified in the Trust Agreement and such other matters as the Trustees may determine or may be required by law. Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of the Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

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50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northerntrust.com/funds	MM EMDO	(8/22)

NORTHERN FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement, which contains important information and is available to you on the internet relating to the Multi-Manager Emerging Markets Debt Opportunity Fund (the “Fund”). The Fund is a series of Northern Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement describes recent sub-adviser changes relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the appointment of MetLife Investment Management, LLC (“MIM”) to sub-advise a portion of the Fund, effective on June 8, 2022.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain sub-adviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about August 12, 2022 to shareholders of record of the Funds as of July 20, 2022. The Information Statement will be available on the Trust’s website at https://www.northerntrust.com/informationstatements until November 10, 2022. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at 800-595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MM NOTICE EMDO(8/22)